UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2008

IXI Mobile, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51259	20-2374143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Shoreway Road, Suite 380, Belmont, California	94002
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (650) 551-0600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 27, 2007, IXI Mobile, Inc. (“IXI”) and Cleveland Unlimited, Inc. d/b/a/ “Revol” signed a letter of intent which provided that Revol Wireless, based in Independence, Ohio, would distribute Ogo 2.0c products and services as part of its product offering, subject to, among other things, negotiation and execution of a definitive agreement. IXI had anticipated that Revol would be the first to launch the Ogo 2.0c, IXI’s first CDMA 3G product with EV-DO technology, in the United States. IXI has concluded that the Ogo 2.0c will not be commercially available until later this year. As a result, the parties will not give further consideration to entering into a definitive agreement until the Ogo 2.0c becomes commercially available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXI Mobile, Inc. (Registrant)

Dated: February 20, 2008	By:	/s/ Gadi Meroz
Name: Gadi Meroz Title: Executive Vice President Business Development and General Counsel